WACHOVIA BANK NATIONAL ASSOCIATION
                          MUTUAL FUND CUSTODY AGREEMENT


     THIS AGREEMENT is made as of December 2, 2004 , by and between AGILEX Fund, a Delaware business trust (the "Fund"), and WACHOVIA BANK, NATIONAL ASSOCIATION, a National Bank ("WACHOVIA").

1.   DEFINITIONS.

     Authorized Person means the Fund's President, Vice-President, Treasurer and any other person, whether or not that person is an officer or employee of the Fund, duly authorized by the Directors or Trustees of the Fund to give Proper Instructions on behalf of the Fund and listed on Attachment B hereto, which may be amended from time to time in writing.

     Book-Entry System shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     Business Day shall mean any day on which Wachovia, the Book-Entry System, and relevant Depositories are open for business.

     Depository shall include the Book-Entry System, the Depository Trust Company, and any other domestic securities depository, book-entry system or clearing agency registered with the Securities and Exchange Commission (the SEC) or its successor or successors and its nominee or nominees, and shall also mean any other registered clearing agency, its successor or successors, specially identified in a certified copy of a resolution of the Funds Directors or Trustees approving deposits by Wachovia therein. Wachovia shall hold Securities through a Depository only if (a) the Depository and any of its creditors may not assert any right, charge, security interest, lien, encumbrance or other claim of any kind to Securities except a claim of payment for their safe custody or administration, and (b) beneficial ownership of Securities may be freely transferred without the payment of money or value other than for safe custody or administration.

     Wachovia shall include any office, branch or subsidiary of Wachovia Bank, National Association.

     Proper Instructions shall mean any notices, instructions or other instruments in writing Wachovia receives from an Authorized Person or from a person Wachovia reasonably believes to be an Authorized Person by letter, telex, facsimile transmission, Wachovia's on-line communication system, or any other method whereby Wachovia is able to verify with a reasonable degree of certainty the identity of the sender of the communications or the sender is required to provide a password or other identification code. Oral instructions will be considered Proper Instructions if Wachovia reasonably believes that an Authorized Person has given the oral instructions. The Fund shall cause all oral instructions to be confirmed in writing. Proper Instructions that conflict with earlier Proper Instructions will supersede earlier Instructions unless Wachovia has already acted in reliance on the earlier Instructions.

     "Property" shall mean any and all Securities, cash, and other property of the Fund which the Fund may from time to time deposit, or cause to be deposited, with Wachovia or which Wachovia may from time to time hold for the Fund; all income of any Securities or other property; all proceeds of the sales of any Securities or other

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property; and all proceeds of the sale of securities issued by the Fund, which
Wachovia receives from time to time from or on behalf of the Fund.

     "Securities" shall include, without limitation, any common stock and other equity securities; bonds, debentures and other debt securities; forwards, swaps, futures, derivatives, mortgages or other obligations; and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or a subcustodian).


2. APPOINTMENT. The Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "l 940 Act"), and the Fund desires to retain Wachovia to serve as the Fund's custodian and Wachovia is willing to furnish these services. The Fund hereby appoints Wachovia to act as custodian of its Securities, cash and other Property on the terms set forth in this Agreement. Wachovia accepts this appointment and agrees to furnish the services set forth below for the compensation as provided in Paragraph 25 of this Agreement.

3. DELIVERY OF DOCUMENTS. The Fund will promptly furnish to Wachovia copies, properly certified or authenticated, of contracts, documents and other related information that Wachovia may request or requires to properly discharge its duties. These documents may include but are not limited to the following:

     a. Resolutions of the Fund's Directors or Trustees authorizing the appointment of Wachovia as custodian of the Property of the Fund and approving this Agreement;

     b. Incumbency and signature certificates identifying and containing the signatures of the Fund's Authorized Persons;

     c. The Fund's Articles of Incorporation or Declaration of Trust filed with the State of Delaware and all amendments thereto (the Articles or Declaration);

     d. The Fund's By-Laws and all amendments thereto (the By-Laws);

     e. Resolutions of the Fund's Directors or Trustees approving the investment advisory agreement between the Fund and the Fund's investment adviser (the Advisory Agreement);

     f. The Advisory Agreement; and the Fund's current Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended ("the 1933 Act") as filed with the SEC; and

     g. The Fund's most recent prospectus including all amendments and supplements thereto (the "Prospectus").

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     The Fund will furnish Wachovia from time to time with copies of all amendments of or supplements to the foregoing, if any. The Fund also will furnish Wachovia with a copy of the opinion of counsel for the Fund on the validity of the shares of common stock or units of beneficial interest (the "Shares") of the Fund and the status of the Shares under the 1933 Act as registered with the SEC, and under any other applicable federal law or regulation.

     h. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each client who opens an account.

4. DELIVERY AND REGISTRATION OF THE PROPERTY. The Fund will deliver or cause to be delivered to Wachovia all Property it owns, including cash received for the issuance of its Shares, at any time during the period of this Agreement, except for Securities and monies to be delivered to any subcustodian appointed pursuant to Paragraph 7. Wachovia will not be responsible for Securities and monies until Wachovia or any subcustodian actually receives them. All Securities delivered to Wachovia or to any subcustodian (other than in bearer form) shall be registered in the name of the Fund or in the name of a nominee of the Fund, in the name of Wachovia or any nominee of Wachovia (with or without indication of fiduciary status), in the name of any subcustodian or any nominee of a subcustodian appointed pursuant to Paragraph 7, or shall be properly endorsed and in form for transfer satisfactory to Wachovia.

5.   VOTING RIGHTS.

     a. The Fund shall exercise voting and other rights and powers for all Securities, however registered. Wachovia's only duty shall be to mail for delivery on the next Business Day to the Fund any documents received, including proxy statements and offering circulars, with any proxies for Securities registered in a nominee name executed by the nominee. Wachovia shall vote or cause proxies to be voted only as expressly directed in writing pursuant to Proper Instructions of the Fund's Authorized Person. In the absence of Proper Instructions, neither Wachovia nor any subcustodian shall vote or cause proxies to be voted, and they shall expire without liability to Wachovia. Wachovia will not advise the Fund or act for the Fund in any legal proceedings, including bankruptcies, involving Securities the Fund holds or previously held or the issuers of these Securities, except as the Fund and Wachovia expressly agree upon in writing.

     b. Wachovia shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of Securities and expirations of rights in connection therewith and notices of exercise of call and put options the Fund writes and the maturity of futures contracts the Fund purchases or sells) Wachovia receives from issuers of the Securities the Fund holds. For tender or exchange offers, Wachovia shall transmit promptly by facsimile to the Fund all written information Wachovia receives from issuers of the Securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action on any tender offer, exchange offer or any other similar transaction, the Fund shall notify Wachovia at least three business days before the date on which Wachovia is to take action or upon the date the Fund first receives the notification, if later. Absent Wachovia's timely receipt of Proper Instructions, Wachovia shall not be liable for failure to take any action relating to or to exercise any rights the Securities confer.

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     c. Wachovia shall notify the Fund of any rights or discretionary actions or of the date or dates by when the rights must be exercised or action must be taken provided that Wachovia has received, from the issuer or otherwise, timely notice of rights, discretionary corporate action, or dates. Absent actual receipt of this notice, Wachovia shall have no liability for failing to so notify the Fund.

6.   RECEIPT AND DISBURSEMENT OF MONEY.

     a. Wachovia shall open and maintain a custody account for the Fund (the "Account") subject only to draft or order by Wachovia acting pursuant to the terms of this Agreement, and shall hold in the Account, subject to the provisions in this Paragraph 6, all cash it receives by or for the Fund, other than cash the Fund maintains in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Wachovia shall make payments of cash to, or for the account of, the Fund from cash only (i) for the purchase of Securities; (ii) in the case of a purchase of Securities effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Paragraph 14; (iii) in the case of repurchase agreements entered into between the Fund and Wachovia, or another bank, or a broker-dealer which is a member of The National Association of Securities Dealers, Inc. ("NASD"), either (a) against delivery of the Securities either in certificate form or through an entry crediting Wachovia's account at the Federal Reserve Bank with the Securities or (b) against delivery of the receipt evidencing the Fund's purchase of Securities Wachovia owns along with written evidence of Wachovia's agreement to repurchase the Securities from the Fund; (iv) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; the transfer may be effected before receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund; (v) for the payment of dividends or other distributions on shares declared pursuant to the governing documents of the Fund, or for the payment of interest, taxes, administration, distribution or advisory fees or expenses which the Fund is to bear under the terms of this Agreement, any Advisory Agreement, or any administration agreement; (vi) for payments in connection with the conversion, exchange or surrender of Securities the Fund owns or subscribes to and Wachovia holds or is to deliver ; (vii) to a subcustodian pursuant to Paragraph 7; (viii) for common expenses the Fund incurs in the ordinary course of its business, including but not limited to printing and mailing expenses, legal fees, accountants' fees, exchange fees; or (ix) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of the payment, setting forth the purpose for which the payment is to be made, declaring the purpose to be a proper purpose, and naming the person or persons to whom the payment is to be made.

     b. Wachovia is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Fund.

7.   RECEIPT AND DELIVERY OF SECURITIES.

     a. Except as provided in this Paragraph 7, Wachovia shall hold and physically segregate all Securities and non-cash Property it receives for the Fund. Wachovia will hold or dispose of all Securities and non-cash Property for

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the Fund pursuant to the terms of this Agreement. In the absence of Proper
Instructions accompanied by a certified resolution of the Fund's Board authorizing the specific transaction, Wachovia shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any Securities and other Property, except in accordance with this Agreement. In no case may any director, trustee, officer, employee or agent of the Fund withdraw any Securities. Wachovia may, at its own expense, enter into subcustodian agreements with other banks or trust companies for the receipt of certain Securities and cash Wachovia is to hold for the account of the Fund pursuant to this Agreement; provided that each bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000) and that such bank or trust company agrees with Wachovia to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder. Wachovia will be liable for acts or omissions of any subcustodian. Wachovia shall employ subcustodians upon receipt of Proper Instructions, but only in accordance with an applicable vote of the Board of Directors or Trustees of the Fund.

     b. Promptly after the close of business on each day Wachovia shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where Securities are transferred to the account of the Fund established at a Securities Depository or Book-Entry System pursuant to this Paragraph 7, Wachovia shall also by book-entry or otherwise identify as belonging to the Fund the quantity of Securities in a fungible bulk of Securities registered in the name of Wachovia (or its nominee) or shown in Wachovia Union's account on the books of a Securities Depository or Book-Entry System. At least monthly and from time to time, Wachovia shall furnish the Fund with a detailed statement of the Property held for the Fund under this Agreement.

8. PLEDGE OR ENCUMBRANCE OF SECURITIES OR CASH. Except as provided in this Agreement, Wachovia may not pledge, assign, hypothecate or otherwise encumber Securities or cash in any Account without the Fund's prior written consent.

9. PRICING SERVICES. [TO BE USED IF ADVISORY AGREEMENT IS SILENT]: Wachovia is authorized to use any vendor (including brokers and dealers of Securities) Wachovia reasonably believes to be reliable to provide pricing and other information regarding Securities in the Account. The Fund understands that certain pricing information for complex financial instruments (e.g., derivatives) or thinly-traded Securities may be based on calculated amounts rather than actual market transactions and may not reflect actual market values, and that the variance between the calculated amounts and actual market values may be material. Where vendors do not provide information for particular Securities, an Authorized Person may advise Wachovia regarding the fair market value of, or provide other information about, the Securities as the Authorized Person determines in good faith. Wachovia shall not be liable for any loss, damage or expense incurred as a result of errors or omissions for any pricing or other information Wachovia uses under this Agreement.

10. SEGREGATED ACCOUNT. Wachovia shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities Wachovia maintains in an account pursuant to Paragraph 7,
(i) in accordance with the provisions of any agreement among the Fund, Wachovia and a broker-dealer registered under the Securities Exchange Act of 1934 (the Exchange Act) and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options Clearing Corporation and of any registered national

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securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions,
(ii) for purposes of segregating cash or government securities in connection with options the Fund purchases, sells or writes or commodity futures contracts or options thereon the Fund purchases or sells, (iii) for the purposes of the Fund's compliance with the procedures set out in Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to registered investment companies' maintenance of segregated accounts and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors or Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of the segregated account and declaring the purposes to be proper corporate purposes.

11. NON-CUSTODY SECURITIES. As an accommodation to the Fund, Wachovia may provide consolidated recordkeeping services pursuant to which Wachovia reflects on account statements Securities positions for which Wachovia has no safekeeping or other responsibility under this Agreement ("Non-Custody Securities"). Non-Custody Securities shall be designated on Wachovia's books as "shares not held" or by other similar characterization. The Fund acknowledges and agrees that Wachovia shall rely, without independent verification, on information the Fund provides regarding Non-Custody Securities (including but not limited to Account positions and market valuations) and shall have no responsibility whatsoever with respect to Non-Custody Securities or the accuracy of any information maintained on Wachovia's books or set forth on account statements concerning Non-Custody Securities.

12.  LENDING OF SECURITIES.

     a. Promptly after the Fund or its agent lends Securities in the Fund's account, the Fund shall deliver or cause to be delivered to Wachovia a certificate specifying (a) the name of the issuer and the title of the Securities; (b) the number of shares or principal amount loaned; (c) the date of the loan and delivery; (d) the total amount to be delivered to Wachovia against the loan of the Securities, including the amount of the cash collateral and the premium, if any, separately identified; and (e) the name of the broker-dealer or financial institution to which the loan was made. Wachovia shall not lend Securities except as the Fund or its agent instructs. Wachovia shall deliver Securities so designated to the broker-dealer or financial institution to which the loan was made upon the receipt of the total amount designated as to be delivered against the loan of Securities. Wachovia may accept payment in connection with a delivery otherwise than through the Book-Entry System or a Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or Wachovia drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in Securities.

     b. Promptly after each termination of a loan of Securities, the Fund shall deliver to Wachovia a certificate specifying (a) the name of the issuer and the title of the Securities to be returned; (b) the number of shares or principal amount to be returned; (c) the date of termination; (d) the total amount Wachovia is to deliver, including the amount of the cash collateral less any offsetting credits as described in the certificate; (e) the name of the broker-dealer or financial institution from which the Securities will be returned; and (f) whether the return is to be effected through the Book-Entry System or a Depository. Wachovia shall receive all Securities returned from a
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broker-dealer or other financial institution to which the Securities were loaned, and upon receipt thereof shall pay the total amount payable upon the return of the Securities as set forth in the certificate. Securities returned to Wachovia shall be held as they were before the loan.

13. OVERDRAFTS OR INDEBTEDNESS. Wachovia may from time to time agree to advance cash to the Fund, without interest, for the fund's other proper corporate purposes. If Wachovia advances cash for any purpose, or if an overdraft in the Fund's Account shall arise for any reason (including, without limitation, overdrafts incurred in connection with the settlement of Securities transactions, funds transfers, or foreign exchange transactions) the Fund shall and hereby does grant to Wachovia a security interest in Securities the Fund holds equal in value to the amount of the cash advance but in no event shall the value of Securities the Fund holds in which a security interest has been granted exceed 20% of the value of the Fund's total assets at the time of the pledge. Should the Fund fail to repay Wachovia promptly, Wachovia shall be entitled to use available cash and to reasonably dispose of any Securities in which it has a security interest to the extent necessary to obtain reimbursement.

14.  USE OF DEPOSITORY OR THE BOOK-ENTRY SYSTEM.

     a. The Fund shall deliver to Wachovia a certified resolution of the Directors or Trustees of the Fund approving, authorizing and instructing Wachovia on a continuous and ongoing basis, until Wachovia actually receives Proper Instructions to the contrary, (i) to deposit in a Depository or the Book-Entry System all Securities of the Fund eligible for deposit therein and
(ii) to use a Depository or the Book-Entry System to the extent possible in connection with the performance of its duties hereunder, including without limitation, settlements of the Fund's purchases and sales of Securities, and deliveries and returns of securities collateral in connection with borrowings. Without limiting the generality of this use, it is agreed that the following provisions shall apply thereto:

     b. Securities and any cash of the Fund deposited in a Securities Depository or Book-Entry System or subcustodian will at all times (1) be represented in an account of Wachovia in the Securities Depository or Book-Entry System (the "Account") and (2) be segregated from any assets and cash Wachovia controls in other than a fiduciary or custodian capacity but may be commingled with other assets held in these capacities. Securities and cash Wachovia deposits in a Depository or Book-Entry System will be held subject to the rules, terms and conditions of the Depository or Book-Entry System. Securities and cash held through subcustodians shall be held subject to the terms and conditions of Wachovia's agreements with the subcustodians. Wachovia shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, the Book-Entry System, or subcustodians. Wachovia shall not be responsible for Securities or cash until actually received. Wachovia will effect payment for Securities and receive and deliver Securities in accordance with accepted industry practices as set forth in (b) below, unless the Fund has given Wachovia Proper Instructions to the contrary.

     c. Wachovia shall pay for Securities purchased for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that the Securities have been transferred to the Fund, and (ii) the making of an entry on the records of Wachovia to reflect the payment and transfer for the account of the Fund. Upon receipt of Proper Instructions, Wachovia shall

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transfer Securities sold for the account of the Fund upon (i) receipt of advice from the Securities Depository or Book-Entry System that payment for the Securities has been transferred to the Account, and (ii) the making of an entry on the records of Wachovia to reflect the transfer and payment for the account of the Fund. Copies of all advices from the Securities Depository or Book-Entry System of transfers of Securities for the account of the Fund shall identify the Fund, and Wachovia shall maintain these copies for the Fund and provide them to the Fund at its request. Upon request, Wachovia shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in a Securities Depository or Book-Entry System for the account of the Fund.

     d. Wachovia shall provide the Fund with any report Wachovia obtains on the Securities Depository or Book-Entry System's accounting system, internal accounting controls and procedures for safeguarding Securities deposited in the Securities Depository or Book-Entry System.

     e. All books and records Wachovia maintains that relate to the Fund's participation in a Securities Depository or Book-Entry System will at all times during First Union's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

     f. Anything to the contrary in this Agreement notwithstanding, Wachovia shall be liable to the Fund for any loss or damage to the Fund resulting from any negligence, misfeasance or misconduct of Wachovia or any of its agents or of any of its or their employees in connection with its or their use of the Securities Depository or Book-Entry Systems or from failure of Wachovia or any agent to enforce effectively the rights it may have against the Securities Depository or Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated to the rights of Wachovia for any claim against the Securities Depository or Book-Entry System or any other person which Wachovia may have as a consequence of any loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

15.  INSTRUCTIONS CONSISTENT WITH THE ARTICLES, ETC.

     a. Unless otherwise provided in this Agreement, Wachovia shall act only upon Proper Instructions. Wachovia may assume that any Proper Instructions received hereunder are not in any way inconsistent with any provision of the Articles or Declaration or By-Laws of the Fund or any vote or resolution of the Fund's Directors or Trustees, or any committee thereof. Wachovia shall be entitled to rely upon any Proper Instructions it actually receives pursuant to this Agreement and which it reasonably believes an Authorized Person has given. The Fund agrees that Wachovia shall incur no liability in acting in good faith upon Proper Instructions that Wachovia reasonably believes an Authorized Person has given to Wachovia. The Fund agrees to forward to Wachovia Proper Instructions confirming oral instructions by the close of business of the same day that the oral instructions are given to Wachovia. However, the Fund agrees that where Wachovia does not receive confirming Proper Instructions or receives contrary Proper Instructions, the validity or enforceability of transactions the oral instructions authorize and which Wachovia carries out shall not be affected.

     b. In accordance with instructions from the Fund, as accepted industry practice requires or as Wachovia may elect in effecting Proper Instructions, Wachovia shall be deemed to make a loan to the Fund, payable on demand, bearing interest at a rate it customarily charges for similar loans, when Wachovia

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advances cash or other Property, arising from the purchase, sale, redemption, transfer or other disposition of Property of the Fund, or in connection with the disbursement of funds to any party, or in payment of fees, expenses, claims or liabilities the Fund owes to Wachovia, or to any other party that has secured judgment in a court of law against the Fund which creates an overdraft in the accounts or over-delivery of Property.

     c. The Fund agrees that test arrangements, authentication methods or other security devices to be used for Proper Instructions which the Fund may give by telephone, telex, facsimile transmission, bank wire or through an electronic instruction system, shall be processed in accordance with terms and conditions for the use of the arrangements, methods or devices as Wachovia may put into effect and modify from time to time. The Fund shall safeguard any test keys, identification codes or other security devices which Wachovia makes available to the Fund and agrees that the Fund shall be responsible for any loss, liability or damage Wachovia or the Fund incurs as a result of Wachovia's acting in accordance with instructions from any unauthorized person using the proper security device unless the loss, liability or damage was incurred as a result of Wachovia's negligence or willful misconduct. Wachovia may, but is not obligated to, electronically record any instructions given by telephone and any other telephone discussions about the Account. [IF WACHOVIA HAS A COMPUTER NETWORK TO WHICH THE FUND HAS ACCESS: IN THE EVENT THAT THE FUND USES WACHOVIA'S [NAME OF SYSTEM OR NETWORK], THE FUND AGREES THAT WACHOVIA IS NOT RESPONSIBLE FOR THE CONSEQUENCES OF THE FAILURE OF THE [SYSTEM OR NETWORK] TO PERFORM FOR ANY REASON, BEYOND THE REASONABLE CONTROL OF WACHOVIA, OR THE FAILURE OF ANY COMMUNICATIONS CARRIER, UTILITY, OR COMMUNICATIONS NETWORK. IN THE EVENT THE [SYSTEM OR NETWORK] IS INOPERABLE, THE FUND AGREES THAT IT WILL ACCEPT THE COMMUNICATION OF TRANSACTION INSTRUCTIONS BY TELEPHONE, FACSIMILE TRANSMISSION ON EQUIPMENT COMPATIBLE TO WACHOVIA'S FACSIMILE RECEIVING EQUIPMENT OR BY LETTER, AT NO LESS OR ADDITIONAL CHARGE TO THE FUND.]

16. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. Wachovia is authorized to take the following action without Instructions:

     a. COLLECTION OF INCOME AND OTHER PAYMENTS. Wachovia shall:
          i. collect and receive on a timely basis for the account of the Fund, all income and other payments and distributions, including (without limitation) stock dividends, rights, warrants and similar items, included or to be included in the Property of the Fund, and promptly advise the Fund of the receipt and shall credit the income, as collected, to the Fund. Without limiting the generality of the foregoing, Wachovia shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on Securities held hereunder. Income due the Fund on Securities loaned pursuant to the provisions of Paragraph 12 shall be the responsibility of the Fund. Wachovia will have no duty or responsibility in connection therewith, other than to provide the Fund with information or data as may be necessary to assist the Fund in arranging for the timely delivery to Wachovia of the income to which the Fund is properly entitled. From time to time, Wachovia may elect, but shall not be so obligated, to credit the Account with interest, dividends or principal payments on payable or contractual settlement date, in anticipation of receiving the same from a payor, central depository, broker or other agent the Fund or Wachovia employs. Any such crediting and posting shall be at the Fund's sole risk, and Wachovia shall be authorized to reverse any advance posting in the event Wachovia does not receive good funds from any payor, central depository, broker or agent of the Fund;
          ii. endorse and deposit for collection in the name of the Fund, checks, drafts, or other orders for the payment of money on the same day as received;

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

          iii. receive and hold for the account of the Fund all Securities the Fund receives as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any Securities of the Fund Wachovia holds hereunder;
          iv. present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable on the date the Securities become payable;
          v. take any action which may be necessary and proper in connection with the collection and receipt of the income and other payments and the endorsement for collection of checks, drafts and other negotiable instruments;
          vi. effect an exchange of the shares where the par value of stock is changed, and to surrender Securities at maturity or when advised of an earlier call for redemption or when Securities otherwise become available, against payment therefor in accordance with accepted industry practice. The Fund understands that Wachovia subscribes to one or more nationally recognized services that provide information on calls for redemption of bonds or other corporate actions. Wachovia shall not be liable for failure to redeem any called bond or to take other action if any service to which it subscribes did not provide notice of the call or action, provided that Wachovia shall have acted in good faith without negligence and in accordance with "Street Practice" (as is customary in industry). Wachovia shall have no duty to notify the Fund of any rights, duties, limitations, conditions or other information set forth in any Security (including mandatory or optional put, call and similar provisions), but Wachovia shall forward to the Fund any notices or other documents subsequently received in regard to any security. When fractional shares of stock of a declaring corporation are received as a stock distribution, unless specifically instructed to the contrary in writing, Wachovia is authorized to sell the fraction received and credit the Fund's account. Unless specifically instructed to the contrary in writing, Wachovia is authorized to exchange Securities in bearer form for Securities in registered form. If the issuer of any Property registered in the name of a nominee of Wachovia calls the Property for partial redemption, Wachovia is authorized to allot the called portion to the beneficial holders of the Property in a manner it deems fair and equitable in its sole discretion;
          vii. forward to the Fund copies of all information or documents that it may receive from an issuer of Securities which, in the opinion of Wachovia, are intended for the Fund as the beneficial owner of Securities; and
          viii. execute, as Wachovia, any certificates of ownership, affidavits, declarations or other certificates for all federal and state tax purposes in connection with the collection or receipt of income, bond and note coupons, or other payments from Securities or in connection with transfers of Securities.

     b. MISCELLANEOUS TRANSACTIONS. Wachovia is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

          i. for examination by a broker selling for the Account of the Fund in accordance with street delivery custom;

          ii. for the exchange of interim receipts or temporary Securities for definitive securities; and

          iii. for transfer of Securities into the name of the Fund or Wachovia or a nominee of either, or for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to Wachovia.

17. TRANSACTIONS REQUIRING INSTRUCTIONS. In addition to the actions requiring Proper Instructions set forth in this Agreement, upon receipt of Proper Instructions and not otherwise, Wachovia, directly or through the use of a Depository or the Book-Entry System, shall:

     a. Execute and deliver to the persons as may be designated in Proper Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

     b. Deliver any Securities held for the Fund against receipt of other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     c. Deliver any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, against receipt of certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence delivery;

     d. Make transfers or exchanges of the assets of the Fund and take such other steps as shall be stated in the instructions to effectuate any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

     e. Release Securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan the Fund incurs; provided, however, that securities shall be released only upon payment to Wachovia of the monies borrowed or upon receipt of adequate collateral as the Fund and Wachovia agree, which may be in cash or obligations issued by the U.S. government, its agencies, or instrumentalities, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and pay the loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

     f. Deliver Securities in accordance with the provisions of any agreement among the Fund, Wachovia and a broker-dealer registered under the Exchange Act and a member of the NASD relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with Fund transactions;

     g. Deliver Securities in accordance with the provisions of any agreement among the Fund, Wachovia and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with Fund transactions;

     h. Deliver Securities against payment or other consideration or written receipt therefore for transfer of Securities into the name of the Fund or Wachovia or a nominee of either, or for exchange of Securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any case, the new Securities are to be delivered to Wachovia;

     i. Exchange Securities in temporary form for Securities in definitive form;

     j. Surrender, in connection with their exercise, warrants, rights or similar Securities, provided that in each case, the new Securities and cash, if any, are to be delivered to Wachovia;

     k. Deliver Securities upon receipt of payment for any repurchase agreement the Fund enters into;

     l. Deliver Securities pursuant to any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the Securities to be delivered, setting forth the purpose for which the delivery is to be made, declaring the purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of the Securities shall be made; and

     m. Deliver Securities held for the Fund pursuant to separate security lending agreements concerning the lending of the Fund's Securities into which the Fund may enter, from time to time.

18.  PURCHASE AND SALE OF SECURITIES.

     a. Promptly after the investment adviser (or any sub-adviser) purchases Securities, the Fund shall deliver to Wachovia (as custodian) Proper Instructions specifying for each purchase: (a) the name of the issuer and the title of the Securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the dates of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon the purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) the Portfolio of the Fund for which the purchase was made. Wachovia shall upon receipt of Securities purchased by or for the Fund pay out of the monies held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in Proper Instructions.

     b. Promptly after the investment adviser (or any sub-adviser) sells Securities, the Fund shall deliver to Wachovia (as Wachovia) Proper Instructions, specifying for each sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the dates of sale and settlement, (d) the sale price per unit, (e) the total amount payable to the Fund upon sale, (f) the name of the broker through whom or the person to whom the sale was made and (g) the Portfolio of the Fund for which the sale was made. Wachovia shall deliver the Securities upon receipt of the total amount payable to the Fund upon sale, provided that the same conforms to the total amount payable as set forth in Proper Instructions. Subject to the foregoing, Wachovia may accept payment in any form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     c. The Fund understands that when Wachovia is instructed to deliver Securities against payment, delivery of the Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes full responsibility for all credit risks involved in connection with Wachovia's delivery of Securities pursuant to instructions of the Fund.

     d. Upon the Fund's Proper Instructions, Wachovia shall purchase or sell Securities and is authorized to use any broker or agent in connection with these transactions, but shall use affiliates of Wachovia only as the Fund directs. Wachovia shall not be liable for the acts or omissions of any broker or agent (except an affiliate of Wachovia). Upon the Fund's Proper Instructions (which may include standing instructions), Wachovia shall also invest cash balances in certificates of deposit, savings accounts or other similar instruments Wachovia issues or in money market or other mutual funds for which Wachovia or an affiliate may serve as investment adviser, administrator, custodian, shareholder servicing agent, or other capacity notwithstanding that Wachovia or its affiliate collects fees from these mutual funds for providing the services.

     e. Except as otherwise provided by law, a cash account (including subdivisions of accounts maintained in different currencies) shall constitute one single and indivisible Account. Consequently, Wachovia has the right, among others, to transfer the balance of any subaccount of a cash account to any other subaccount at any time and without prior notice.

     f.

          (i) For puts and calls traded on securities exchanges, NASDAQ, or over-the-counter, Wachovia shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among Wachovia, any broker-dealer that is a member of the NASD, and, if necessary, the Fund, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.
          (ii) Unless another agreement requires it to do so, Wachovia shall be under no obligation or duty to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall Wachovia be under any obligation or duty to present the option to the broker for exercise unless it receives Proper Instructions from the Fund. Wachovia shall have no responsibility for the legality of any put or call option sold on the Funds behalf, the propriety of any purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from any account. Wachovia specifically, but not by way of limitation, shall not be under any obligation or duty to: (x) periodically check with or notify the Fund that the amount of collateral a broker holds is sufficient to protect the broker or the Fund against any loss;
(y) effect the return of any collateral delivered to a broker; or (z) advise the Fund that any option it holds has expired or is about to expire. These obligations and duties shall be the Fund's sole responsibility.
          (iii) For puts, calls, and futures traded on commodities exchanges, Wachovia shall take action as to put options and call options the Fund purchases or sells (writes) regarding escrow or other arrangements in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions among Wachovia, any futures commission merchant registered under the Commodity Exchange Act, and the Fund, relating to compliance with rules of the Commodity Futures Trading Commission and/or any Contract Market, or of any similar organization or organizations, regarding account deposits for the Fund's transactions.

          (iv) Wachovia's responsibility as to futures, puts, and calls traded on commodities exchanges, any futures commission merchant account, and any account of the Fund shall be limited as set forth in subparagraph (f)(ii) of this Paragraph 18 as if the subparagraph referred to futures commission merchants rather than brokers, and futures and puts and calls thereon instead of options.

19. RECORDS. The books and records pertaining to the Fund which are in the possession of Wachovia shall be the property of the Fund. Wachovia shall prepare and maintain these books and records as the 1940 Act and other applicable federal securities laws and rules and regulations require. The Fund or the Fund's authorized representatives shall have access to Wachovia's books and records pertaining to the Fund at all times during Wachovia's normal business hours, and Wachovia shall surrender these books and records to the Fund promptly upon request. Upon reasonable request of the Fund, Wachovia shall provide copies of any books and records to the Fund or the Fund's authorized representative at the Fund's expense.

20. COOPERATION WITH ACCOUNTANTS. Wachovia shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to the accountants for the expression of their unqualified opinion, including but not limited to the opinion included in the Fund's Form N-1A, Form N-SAR, and other reports to the SEC and for any other requirement of the SEC.

21. REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. Wachovia shall provide the Fund, at times as the Fund may reasonably require, with reports from Wachovia's independent public accountants on the accounting system, internal accounting controls and procedures for safeguarding Securities, futures contracts and options on futures contracts, including Securities deposited and/or maintained in a Securities Depository or Book-Entry System, relating to the services Wachovia provides under this Agreement. These reports shall be of sufficient scope and in sufficient detail as the Fund may reasonably require to provide reasonable assurance that the examination would disclose any material inadequacies and, if there are no material inadequacies, the reports shall so state.

22. CONFIDENTIALITY. Wachovia agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Fund all records and other information related to the Fund and its prior, present or potential Shareholders, and to the investment adviser and its prior, present or potential customers, and not to use these records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to the Fund and the Fund's written approval. The Fund shall not unreasonably withhold this approval, and may not withhold its approval where Wachovia may be exposed to civil or criminal contempt proceedings for failure to comply, when duly constituted authorities request Wachovia to divulge this information, or when the Fund so requests. Nothing contained herein, however, shall prohibit Wachovia from advertising or soliciting the public generally for other products or services, regardless of whether the advertisement or solicitation may include prior, present or potential shareholders of the Fund.

23.  EQUIPMENT.

     a. Wachovia represents and warrants that each and every commercial and noncommercial hardware, software, and firmware used with any services provided under this Agreement shall, at no additional costs to the Fund, be able to store and process accurately any and all date and date-related data (including, but not limited to, calculating, comparing, storing, processing, recording, valuing, recognizing, validating, presenting, and sequencing) without error or malfunction before, during, and after the twentieth ("20th") and twenty-first ("21st") centuries, including but not limited to, changing accurately the calendar year to the year 2000, processing leap year calculations, and processing any other dates with unique digit arrangements such as, by way of example, 9/9/99. These representations and warranties shall be in effect so long as Wachovia provides the services under this Agreement for the Funds benefit.

     b. Wachovia shall notify the Fund of any errors, omissions or interruptions in, or delay or unavailability of Wachovia's ability to safeguard and hold Securities and cash in accordance with this Agreement as promptly as practicable, and proceed to correct the same as soon as is reasonably possible at no less or additional expense to the Fund.

     c. In the event of equipment failures beyond Wachovia's control, Wachovia shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions but shall not have liability with respect thereto. Wachovia shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for back up emergency use of electronic data processing equipment to the extent appropriate equipment is available.

24.  RIGHT TO RECEIVE ADVICE.

     a. If Wachovia shall be in doubt as to any action it may take or omit to take, it may request, and shall receive, from the Fund clarification or advice. If Wachovia shall be in doubt as to any question of law involved in any action it may take or omit to take, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the Fund or Wachovia, at the option of Wachovia). If Wachovia receives conflicting advice from the Fund and from counsel of its choosing, Wachovia shall be entitled to rely on and follow the advice of its counsel, and shall be fully protected for anything it does or omits to do in good faith in conformity with this advice.

     b. Wachovia shall be protected in any action or inaction which it takes or omits to take in reliance on any directions or advice received pursuant to subparagraph (a) of this Paragraph 24 which Wachovia, after receipt of any directions or advice, in good faith believes to be consistent with these directions or advice. However, nothing in this Paragraph shall be construed as imposing upon Wachovia any obligation (i) to seek directions or advice, or (ii) to act in accordance with directions or advice when received, unless, under the terms or another provision of this Agreement, the same is a condition to Wachovia's properly taking or omitting to take action. Nothing in this subparagraph shall excuse Wachovia when an action or omission on the part of Wachovia constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement.

25. COMPENSATION. As compensation for the services described in this Agreement that Wachovia shall provide during the term of this Agreement, the Fund will pay to Wachovia (a) monthly fees as outlined in Attachment A, and (b) out-of-pocket expenses, including but not limited to all costs associated with the conversion of the Fund's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement, reimbursement of any taxes or other charges which may be imposed upon the Fund or its income and fees, or on Wachovia in connection with any acquisition, holding, sale, transfer, delivery, or receipt of Securities or cash under this Custody Agreement (other than income or other taxes imposed upon Wachovia in connection with its provision of the custodial services contemplated hereunder); and expenses of third parties providing services to the Fund (other than services of third parties as are already compensated as described in this Agreement), including the services of legal counsel (other than as described in Paragraph 24) and independent accountants, appraisers, and brokers. These fees and charges will be payable quarterly in arrears.

26. INDEMNIFICATION. The Fund, as sole owner of the Property, agrees to indemnify and hold harmless Wachovia and its nominees from all taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including (without limitation) attorney's fees and disbursements, arising directly or indirectly from any action or thing which Wachovia takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund given in accordance with the terms of this Agreement, or (ii) upon Proper Instructions; provided, however, that neither Wachovia nor any of its nominees or subcustodian shall be indemnified against any liability to the Fund or to its Shareholders (or any expenses incident to this liability) arising out of (x) Wachovia's or its nominee's or subcustodian's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement or any agreement between Wachovia and any nominee or subcustodian or (y) Wachovia's own negligent failure to perform its duties under this Agreement. Wachovia similarly agrees to indemnify and hold harmless the Fund from all liabilities and expenses arising directly or indirectly from Wachovia's or its nominee's or sub-custodian's willful misfeasance, bad faith, negligence or reckless disregard in performing its duties under this agreement. If Wachovia advances any cash for any purpose resulting from Proper Instructions, or if Wachovia or its nominee or subcustodian shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from its or its nominee's or subcustodian's own negligent action, negligent failure to act, willful misconduct, or reckless disregard of its duties under this Agreement or any agreement between Wachovia and any nominee or subcustodian, the Fund shall promptly reimburse Wachovia for the advance of cash or taxes, charges, expenses, assessments, claims or liabilities.

27.  PERFORMANCE OF DUTIES AND STANDARD OF CARE.

     a. In the performance of its duties hereunder, Wachovia shall be obligated to exercise care and diligence and act in good faith to ensure the accuracy and completeness of all services performed under this Agreement.

     b. Wachovia shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as Wachovia may specifically agree to in writing.

     c. Wachovia may enter into subcontracts, agreements and understandings with affiliates, whenever and on any terms and conditions as it deems necessary or appropriate to perform its services under this Agreement, consistent with the 1940 Act and other applicable law. No subcontract, agreement or understanding shall discharge Wachovia from its obligations under this Agreement.

     d. Wachovia shall not be obligated to execute any of the Fund's Proper Instructions if Wachovia believes that to do so will or may contravene any law or regulation, any relevant market practice, or Wachovia's general practice in performing custody services. The Fund hereby agrees to hold Wachovia harmless from loss, claims, liability or expense asserted against Wachovia as a result of any contravention undertaken at the Fund's request.

     e. Wachovia shall be responsible for its own negligent failure or that of any subcustodian it shall appoint to perform its duties under this Agreement but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, Wachovia shall not be liable for any act or commission which does not constitute willful misfeasance, bad faith, or negligence on the part of Wachovia or any subcustodian it appoints or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, Wachovia in connection with its duties under this Agreement shall, so long as and to the extent it is in the exercise of reasonable care, not be under any duty or obligation to inquire into and shall not be liable for or in respect of
(i) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Wachovia believes to be genuine, (ii) the validity of the issue of any Securities the Fund purchases or sells, the legality of the purchase or sale thereof or the propriety of the amount paid or received therefor, (iii) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor, (iv) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor, (v) the legality of the declaration or payment of any dividend or distribution on Shares, or (vi) delays or errors or loss of data occurring by reason of circumstances beyond Wachovia's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 23), flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mail, transportation systems, communication systems or power supply.

     f. The Fund assumes full responsibility for insuring that the contents of each Registration Statement of the Fund complies with all applicable requirements of the 1933 Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction.

28. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. The parties may mutually agree to amend this Agreement at any time. Either party may terminate this Agreement by an instrument in writing delivered or mailed, postage prepaid to the other party, the termination to take effect not sooner than thirty (30) days after the date of delivery or mailing; provided, however, that Wachovia shall not act under Paragraph 7 in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Directors or Trustees of the Fund has approved the initial use of a particular Securities Depository or Book-Entry System and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Directors or Trustees has reviewed the Fund's use of the Securities Depository and/or Book-Entry System, as Rule 17f-4 under the 1940 Act requires, provided further, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Articles of Incorporation or Declaration of Trust, and further provided, that the Fund may at any time by action of its Board of Directors or Trustees (i) substitute another bank or trust company for Wachovia by giving notice as described above to Wachovia or (ii) immediately terminate this Agreement in the event the Comptroller of the Currency appoints a conservator or receiver for Wachovia or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of the Agreement, the Fund shall pay to Wachovia all compensation as may be due as of the date of termination and shall likewise reimburse Wachovia for its costs, expenses and disbursements.

29. SUCCESSOR CUSTODIAN. If the Board of Directors or Trustees shall appoint a successor custodian, Wachovia shall, upon termination, deliver to the successor custodian at the office of the custodian, duly endorsed and in the form for transfer, all Securities it then holds under this Agreement and shall transfer to an account of the successor custodian all of the Fund's Securities held in a Securities Depository or Book-Entry System. If the Fund does not deliver to Wachovia a written order designating a successor custodian or certified copy of a vote of the Board of Trustees on or before the date when the termination shall become effective, then Wachovia shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all Securities, monies, and other Property Wachovia holds and all instruments Wachovia holds relative thereto and all other Property it holds under this Agreement and to transfer to an account of the successor custodian all of the Fund's Securities held in any Securities Depository or Book-Entry System. Thereafter, that bank or trust company shall be the successor of Wachovia under this Agreement. If Property of the Fund remains in the possession of Wachovia after the date of termination of this Agreement owing to the Fund's failure to procure the certified copy of the vote referred to or of the Board of Directors or Trustees to appoint a successor custodian, Wachovia shall be entitled to fair compensation for its services during the period as Wachovia retains possession of the Property and the provisions of this Agreement relating to the duties and obligations of Wachovia shall remain in full force and effect.

30. NOTICES. All notices and other communications ("Notice" or "Notices" in this Paragraph) hereunder shall be in writing and shall first be sent by telegram, cable, telex, or facsimile sending device, and thereafter by overnight mail for delivery on the next business day. Notices shall be addressed (a) if to Wachovia, at Wachovia's address, _________; (b) if to the Fund, at the address of the Fund, 200 EAST BROWARD BLVD, SUITE 920, FORT LAUDERDALE, FL 33301; or (c) if to neither of the foregoing, at another address as shall have been notified to the sender of any such Notice or other communication. If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, of if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. The sender shall pay all postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice.

31. FURTHER ACTIONS. Each party agrees to perform further acts and execute further documents as are necessary to effectuate the purposes of this Agreement.

32. ADDITIONAL PORTFOLIOS. In the event that the Fund establishes one or more portfolios of a Fund in addition to the Portfolios listed on Attachment C, for which it desires Wachovia to render services as custodian under the terms hereof, it shall so notify Wachovia in writing, and if the Custodian agrees in writing to provide these services, the portfolios shall become a Portfolio hereunder.

33. MISCELLANEOUS. This Agreement embodies the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the parties hereto. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in the state of Delaware and governed by Delaware state law. If a court decision, statute, rule or otherwise holds or invalidates any provision of this Agreement, the remainder of this Agreement shall not be affected. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors. The Fund's Articles of Incorporation or Declaration of Trust is on file with the Secretary of the State/Commonwealth of Delaware. The Funds officers have executed this Agreement on behalf of the Fund as officers and not individually and the obligations this Agreement imposes upon the Fund are not binding upon any of the Fund's Directors or Trustees, officers or shareholders individually but are binding only upon the assets and Property of the Fund.


     IN WITNESSES WHEREOF, the parties hereto have caused their officers designated below to execute this Agreement as of the day and year first above written.


                                    AGILEX FUND

 Attest:/s/                               BY: /s/ Robert M. Gunville
 ----------                                       --------------------------
                                          NAME:   Robert M. Gunville
                                                  --------------------------
                                          TITLE:  President
                                                  --------------------------

                                    WACHOVIA BANK, NATIONAL ASSOCIATION


  Attest:/s/                              By: /s/ Paul Rucci
  ----------                                      --------------------------
                                          Name:   Paul Rucci
                                                  --------------------------
                                          Title:  Vice President
                                                  --------------------------

                                  ATTACHMENT C


List of Portfolios of the AGILEX Fund

Principal Protected 500 Series I
Principal Protected 100 Series I
Principal Protected 2000 Series I
Principal Protected 400 Series I
Principal Protected LS Series I
500 Protected Growth Fund II
100 Protected Growth Fund II
400 Protected Growth Fund II
2000 Protected Growth Fund II
Total Index Protected Growth Fund II
LS Protected Growth Fund II
Total Index Growth Fund III

Dated 1/4/05

                                  ATTACHMENT A
                                  FEE SCHEDULE


CUSTODY ADMINISTRATIVE FEES:

1.00 basis points in first $2.5 billion
 .75 basis points on the next $2.5 billion
 .50 basis points on the next $5.0 billion
 .40 basis points on the remainder

TRANSACTION FEES:

$4.00 per transaction through Depository Trust Company (advisor affirms trades)

$7.50 per transaction through Depository Trust Company (Wachovia affirms trades)

$10.00 per transaction through Federal Reserve.

$30.00 per transaction for GIC contracts / Physical Securities.

$15.00 per option.

$4.00 paydowns on mortgage backed securities.

$5.50 Fed wire charge on Repo collateral in/out.

$5.50/$7.50 cash wire transfers in/out.

$5.50 dividend reinvestment.

$2.50 Fed charge for sale/return of collateral.

$8.00 futures contracts.

MINIMUM ANNUAL FEE:

$5,000 minimum annual account fee charged on a monthly basis

Wachovia Bank, National Association           AGILEX FUND


/s/ Paul Rucci                                /s/ Robert M. Gunville
------------------------------                ----------------------------------
Paul Rucci                                    Robert M. Gunville
Vice President                                President